UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2009

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. McIlnay's previously announced retirement, on January 20, 2009, the Company entered into an Agreement and General Release with Mr. McIlnay. Under the terms of the Agreement and General Release, Mr. McIlnay has agreed not to compete with the Company during the period in which he is receiving the monthly payments described below, agreed not to solicit Stanley employees for employment purposes for a period of two years, and provided a general release of claims to the Company. In consideration for Mr. McIlnay’s agreeing to the foregoing restrictive covenants and the general release, the Company has agreed to pay Mr. McIlnay $35,833.33 per month for a period of twelve months and to provide Mr. McIlnay with continuation of health benefits for twelve months. Mr. McIlnay will also be deemed a retiree for purposes of outstanding stock option, restricted stock unit and long term performance awards.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Agreement and General Release, and is qualified in its entirety by reference to the Agreement and General Release, which will be filed with the Company's Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works

January 23, 2009	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary